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                                                                    Exhibit 99

        HEINZ
   WORLD HEADQUARTERS
"THE GOOD FOOD COMPANY"

FOR RELEASE UPON RECEIPT

              HEINZ BOARD INCREASES QUARTERLY COMMON STOCK DIVIDEND
                        BY 5.3%, AS PREVIOUSLY DISCUSSED

PITTSBURGH, MAY 18, 2005 - The H.J. Heinz Company (NYSE:HNZ) announced today that its Board of Directors declared quarterly dividends on both common and preferred stock.
         The common stock dividend will be raised by 5.3% (from 28.5 cents to 30.0 cents per quarter), for all shareholders of record as of June 24, payable July 10. This increase was previously discussed with investors on February 28, during the company's third-quarter conference call.
         "This increase reflects the health of our core business, both in the U.S. and abroad and our strong cash performance. It also represents our commitment to return 45 to 50% of earnings to shareholders in the form of a dividend. This increase puts the Heinz common stock dividend in the upper end of that payout range," explained William R. Johnson, Heinz chairman, president and CEO.
         Based on yesterday's closing price of Heinz stock of $37.18, the new dividend yield would be approximately 3.2%, ranking Heinz in the top 20% of the S&P 500.
         The Board also declared a dividend of 42.5 cents per share on the company's Third Cumulative Preferred Stock, $1.70 First Series, payable July 1, 2005, to shareholders of record at the close of business on June 24, 2005.


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H.J. Heinz Company, P.O. Box 57, Pittsburgh 15230-0057

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SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the need for product recalls, the ability to anticipate and respond to consumer trends, the ability to maintain favorable supplier relationships, achieving cost savings programs and gross margins, currency valuations and interest rate fluctuations, success of acquisitions, joint ventures, and divestitures, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, the impact of e-commerce and e-procurement, risks inherent in litigation (including the Remedia-related claims in Israel and rights against third parties) and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax-planning strategies, the possibility of increased pension and medical benefit expenses, and contributions and other people-related costs, the possibility of an impairment in Heinz's investments, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 28, 2004, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

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ABOUT HEINZ: H.J. Heinz Company, offering "Good Food Every Day(TM)," is one of the world's leading marketers and producers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks, and infant foods. Heinz satisfies hungry consumers in every outlet, from supermarkets, to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, Sauces, Soups, Beans, Pasta and Infant Foods (representing nearly one-third of total sales or close to $3 billion), Ore-Ida(R) french fries, Boston Market(R) and SmartOnes(R) meals, and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the World's Favorite Ketchup(TM). Information on Heinz is available at www.heinz.com/news.

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     CONTACT:

             Media:

             Ted Smyth, 412-456-5780;

             Debbie Foster, 412-456-5778;

             OR

             Investors:

             Jack Runkel, 412-456-6034.